SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 31, 2000




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS

A. On May 31, 2000, CPI Corp. issued the following press release:

    CPI CORP. ANNOUNCES FIRST QUARTER RESULTS

    - Sales Up 2.8%
    - Income from operations increased to $4.0 million from
      $201,000

    St. Louis, MO., May 31, 2000-CPI Corp. (NYSE - CPY) today reported first quarter sales of $66.9 million, up 2.8% from last year's $65.1 million. First quarter 2000 income from operations increased to $4.0 million from $201,000 for the first quarter 1999. Net earnings from continuing operations of $2.2 million, or $0.26 per share, increased from net earnings of $706,000 last year, or $0.07 per share. The improvements were due to expense controls, coupled with moderate sales increases, as the Company turned full attention to its core Portrait Studio operations. First quarter 1999 reflects income from the non-compete agreement with Eastman Kodak Company in conjunction with the sale of the photofinishing segment. The non-compete agreement expired in October 1999. The Wall Decor business was classified as a discontinued operation as of the end of fiscal 1999.

    Sales for the 52 weeks ended April 29, 2000 were $321.0 million versus $330.5 million reported for the 52 weeks ended May 1, 1999. Income from operations was $10.6 million for the 52 weeks ended April 29, 2000 compared to $29.5 million for the 52 weeks ended May 1, 1999. As previously discussed, the results for the 52 week period ended April 29, 2000 reflect the impact of higher employment costs, the write-off of computer software and hardware and higher selling, general and administrative costs incurred during fiscal 1999. Net earnings from continuing operations for the 52 weeks ended April 29, 2000 were $4.7 million compared to $21.9 million in the prior period.

    Commenting on the first quarter, Alyn V. Essman, Chairman and Chief Executive Officer, said, "We are pleased with the results of the first quarter and believe that we are on track to achieve operating income from the portrait studio segment for fiscal 2000 that is generally comparable to fiscal 1998. The first quarter results support our assessment that many factors that adversely affected fiscal 1999 would not recur this year. With full attention now focused on our core business, we are able to better manage our studio resources as we realize the benefits of our extensive investments in field personnel and technology over the last several years."

    Continuing, Essman explained, "The ongoing Smile Savers Plan(R) customer loyalty program is designed to increase the frequency of repeat visits, and though our customers spend less in their return visits, the overall effect should be moderate sales increases. Approaching the first anniversary of the program, the deferral of revenue is only slightly more than the recognition of amounts previously deferred. As we progress through the second half of the year, this will result in favorable revenue comparisons to last year when the deferred revenues were growing rapidly with new enrollments."

    Finally, Essman said, "As we have previously disclosed, the extension of the Store Automation System into the camera rooms has been rescheduled for 2001-2002, when we can expect the new camera and printing technology to support it. We are happy to report that the currently installed computer equipment is outlasting its projected engineering life and will allow an orderly replacement in accordance with the proposed SAS installation schedule."

    The statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Sears Portrait Studios, future cash requirements and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its form 10-K for the year ended February 5, 2000.

    CPI Corp. is a consumer services company with $319.1 million in fiscal 1999 sales from continuing operations, operating
    1,021 Sears Portraits Studios in the United States, Puerto
    Rico and Canada.

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS
ENDED APRIL 29, 2000 AND MAY 1, 1999 (in thousands of dollars except per share amounts) (Unaudited)
                                               12 Weeks Ended
                                           ----------------------
                                            04/29/00    05/01/99
                                           ----------   ---------
Net Sales: Portrait studios                 $ 66,901    $ 65,074
                                            =========   =========
Operating earnings: Portrait studios        $  7,181    $  2,951
General corporate expense                      3,146       2,750
                                            ---------   ---------
Income from operations                         4,035         201
Net interest expense                             608         295
Other expense                                    100           -
Other income                                      27       1,180
                                            ---------   ---------
Earnings from continuing operations before
 income taxes                                  3,354       1,086
Income tax expense                             1,174         380
                                            ---------   ---------
Net earnings from continuing operations        2,180         706
Earnings (loss) from discontinued operations
 net of income tax benefits                        -        (632)
Loss on disposal net of income tax benefits
 of $3,548                                         -           -
                                            ---------   ---------
Net earnings (loss) from discontinued
 operations                                        -        (632)
                                            ---------   ---------
Net earnings (loss)                         $  2,180    $     74
                                            =========   =========
Earnings (loss) per common share-diluted
 From continuing operations                 $   0.26    $   0.07
 From discontinued operations                      -       (0.06)
                                            ---------   ---------
   Net earnings (loss)-diluted              $   0.26    $   0.01
                                            =========   =========
Earnings (loss) per common share-basic
 From continuing operations                 $   0.26    $   0.07
 From discontinued operations                      -       (0.06)
                                            ---------   ---------
   Net earnings (loss)-basic                $   0.26    $   0.01
                                            =========   =========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                    8,470      10,161
    Basic                                      8,233       9,899

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO
WEEKS ENDED APRIL 29, 2000 AND MAY 1, 1999 (in thousands of
dollars except per share amounts) (Unaudited)
                                               52 Weeks Ended
                                           ----------------------
                                            04/29/00    05/01/99
                                           ----------   ---------
Net Sales: Portrait studios                 $320,962    $330,476
                                            =========   =========
Operating earnings: Portrait studios        $ 25,473    $ 45,585
General corporate expense                     14,904      16,090
                                            ---------   ---------
Income from operations                        10,569      29,495
Net interest expense                           2,006       1,003
Other expense                                  3,600           -
Other income                                   2,223       5,245
                                            ---------   ---------
Earnings from continuing operations before
 income taxes                                  7,186      33,737
Income tax expense                             2,515      11,808
                                            ---------   ---------
Net earnings from continuing operations        4,671      21,929
Earnings (loss) from discontinued operations
 net of income tax benefits                      792         595
Loss on disposal net of income tax benefits
 of $3,548                                    (6,589)          -
                                            ---------   ---------
Net earnings (loss) from discontinued
 operations                                   (5,797)        595
                                            ---------   ---------
Net earnings (loss)                         $ (1,126)   $ 22,524
                                            =========   =========
Earnings (loss) per common share-diluted
 From continuing operations                 $   0.49    $   2.15
 From discontinued operations                  (0.61)       0.06
                                            ---------   ---------
   Net earnings (loss)-diluted              $  (0.12)   $   2.21
                                            =========   =========
Earnings (loss) per common share-basic
 From continuing operations                 $   0.50    $   2.21
 From discontinued operations                  (0.62)       0.06
                                            ---------   ---------
   Net earnings (loss)-basic                $  (0.12)   $   2.27
                                            =========   =========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                     9,619      10,201
   Basic                                       9,285       9,932

CPI CORP.
CONDENSED BALANCE SHEETS - FOR APRIL 29, 2000 AND MAY 1, 1999
(in thousands - unaudited)


                                       04/29/00      05/01/99
                                     -----------   ------------
Assets

  Current assets:
   Cash and cash equivalents         $   30,676    $    66,189
   Other current assets                  36,202         42,320
  Net property and equipment             82,926        108,561
  Net assets of discontinued
    operations                           23,177              -
  Other assets                            8,468          9,821
                                     -----------   ------------
    Total assets                     $  181,449    $   226,891
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   42,148    $    31,482
  Long-term obligations                  59,657         59,579
  Other liabilities                      14,563         19,468
  Stockholders' equity                   65,081        116,362
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  181,449    $   226,891
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  June 1, 2000